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                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549


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                               FORM 8-K


                            CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of
                  The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) October 25, 1996


                    Commission File Number:  1-1511


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                       FEDERAL-MOGUL CORPORATION
         (Exact name of registrant as specified in its charter)


     Michigan                                    38-0533580
(State or other jurisdiction of          (I.R.S. Employer I.D. No.)
incorporation or organization)


26555 Northwestern Highway, Southfield, Michigan         48034
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number including area code:  (810) 354-7700


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              INFORMATION TO BE INCLUDED IN REPORT


ITEM 5.  OTHER EVENTS.


     On October 25, 1996, Federal-Mogul Corporation (the "Company") issued a press release reporting financial results for its third quarter ended September 30, 1996, including a special after-tax charge of $24 million or $.70 per share. The Company also indicated that it anticipates an additional fourth quarter after-tax charge of as much as $40 million, primarily non-cash in nature, resulting from its ongoing balance sheet and business unit review. The Board of Directors of the Company anticipates that when a new chief executive officer is appointed, that person will wish to review possible restructuring alternatives which could result in an additional charge in the fourth quarter as well.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.


 28.1    Press Release, dated October 25, 1996, issued by the
         Company (filed herewith as EX-99 and incorporated herein by reference).

                             SIGNATURE


Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


FEDERAL-MOGUL CORPORATION


   (Thomas W. VanHimbergen)
By:------------------------------------------------
   Thomas W. VanHimbergen
   Senior Vice President and Chief Financial Officer


   (Kenneth P. Slaby)
By:-------------------------------------------------
   Kenneth P. Slaby
   Vice President and Controller


Dated as of October 29, 1996




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                                 EXHIBIT INDEX



S-K Item 601 No.                        Document


     28.1           Press Release, dated October 25, 1996 of
                    Federal-Mogul Corporation (filed herewith as
                    EX-99 and incorporated herein by reference).